Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Equistar Chemicals, LP of our report dated March 10, 2003, except for matters as discussed under the heading “Adoption of SFAS No. 145” in Note 2, as to which the date is November 13, 2003, relating to the consolidated financial statements of Lyondell Chemical Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas

January 13, 2004